UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Carnival plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is an email sent on behalf of Bettina Deynes, Global Chief Human Resources Officer of Carnival Corporation & plc, to employees participating in the Carnival plc 2005 Employee Share Purchase Plan on December 19, 2025.

Carnival plc 2005 Employee Stock Purchase Plan (North American plc ESPP)

Subject: Important Update on Your Carnival plc 2005 Employee Stock Purchase Plan (ESPP) Participation—What to Expect (Future Action Needed)

Dear Team Member,

As we shared during our quarterly earnings announcement, we are proposing to simplify our existing Carnival Corporation & plc dual listed company (DLC) arrangement and streamline our legal corporate structure. Our goal: to move from two separate share listings trading at different prices in New York and London to a single stock listing on the New York Stock Exchange (NYSE) under Carnival Corporation (with Carnival plc as its wholly owned UK subsidiary) and one share price globally. We also propose to shift Carnival Corporation's legal incorporation from Panama to Bermuda, a jurisdiction widely recognized and aligned with international financial standards.

I’m reaching out regarding how this will affect your participation in the Carnival plc 2005 Employee Stock Purchase Plan (North American plc ESPP).

What this means

These are legal changes that do not affect our core UK operations, our commitment to the vital UK market, our UK team member roles or employment terms, or our significant corporate presence in Southampton, which remains the home office of the P&O Cruises and Cunard Cruises brands.

It also does not affect the purpose of the ESPP program: to give North American Carnival plc subsidiary employees like you the opportunity to buy discounted company stock, fostering ownership and aligning your interests with the company’s success.

With some minor administrative adjustments, you may continue to take advantage of this benefit.

What to expect

No immediate action is required today. Shareholders will be asked to vote on the proposals at shareholder meetings planned for April 2026. Once approved and on completion of the unification (expected in 2Q2026), Carnival plc will no longer be a publicly traded company and will become a subsidiary of Carnival Corporation. As a result, after unification:

•	The Carnival plc shares you’ve acquired through the ESPP in the form of NYSE: CUK American Depositary Shares (CUK ADSs) will need to be transitioned to Carnival Corporation common stock (NYSE: CCL).

•	As always, you may continue to view and manage the CUK ADSs you’ve acquired through the Morgan Stanley at Work portal.

•	Within 6 months following the unification close (expected in 2Q2026) you must decide how you want to handle your CUK ADSs. Your choices include:

o	Exchange them for Carnival Corporation (NYSE: CCL) shares: For every CUK ADS share you currently hold, you will receive Carnival Corporation (NYSE: CCL) shares on a one-for-one share exchange basis.

▪	The number of shares you hold will remain the same before and after the conversion.

▪	You then continue to own Carnival Corporation stock going forward.

o	Take no action: If during the 6 months you don’t exchange your CUK ADSs for Carnival Corporation (NYSE: CCL) shares, the Depositary will sell your CUK ADSs on your behalf after the deadline and you'll receive the cash proceeds from that sale.

•	You will receive detailed instructions on next steps at a later date, including information about the selection process that will be provided once selections may begin (expected in 2Q2026).

o	You’ll receive an email (and a mailed notice to your address on file) explaining how to request the share exchange or opt for cash.

o	You will have ample time (6 months) and support during the process.

o	Our goal is to make it easy for you to remain a shareholder of Carnival Corporation if you wish to or can easily receive the cash value if you prefer.

For your convenience, we’ve attached Qs&As with information about the unification and the Carnival plc 2005 ESPP. If you have any other questions about your ESPP, feel free to reach out to the Carnival Benefits Team at [email]. For more about the unification, see our information page on our corporate website CarnivalCorp.com/unify.

Thank you for your continued contributions and for doing your part in driving our collective success.

Sincerely,

Bettina Deynes
Global Chief Human Resources Officer
Carnival Corp. & plc

Carnival Corporation Unifies DLC Arrangement

Q&As: Carnival plc 2005 Employee Stock Purchase Plan (North American plc ESPP)

On December 19, 2025, Carnival Corporation & plc announced that our Boards of Directors recommend simplifying our existing Carnival Corporation & plc dual listed company (DLC) arrangement and streamlining our legal corporate structure. Our goal: to move from two separate share listings trading at different prices in New York and London to a single stock listing on the New York Stock Exchange (NYSE) under Carnival Corporation (with Carnival plc as its wholly owned UK subsidiary) and one share price globally.

Unification will eliminate the different pricing between the two share listings, simplify governance, reporting and administrative complexity, reduce costs and is expected to increase our company’s weighting in key U.S. stock indices. Together, these factors will strengthen our ability to deliver long-term shareholder value while preserving our core business strategy and key shareholder voting and economic rights.

We also propose to shift Carnival Corporation's legal incorporation from Panama to Bermuda, a jurisdiction widely recognized and aligned with international financial standards.

Supporting Employee Share Programs

These are legal changes that do not affect our business fundamentals, including our underlying assets and operations, Board composition, executive leadership team, team member roles or employment terms, or our commitment to the vital UK market and our Southampton presence. It also does not affect the purpose of our employee equity-based programs, which offer you the opportunity to build ownership in the company to participate directly in the business success you help drive.

Qs&As for Employee Stock Purchase Program Participants

Q:	What impact does this have on employee stock purchase plans (ESPP)?

A:	The fundamental purpose of the company’s employee stock-based programs will remain unchanged. The most visible change—particularly if you’ve previously purchased or received Carnival plc shares—is that following unification, all share awards will be shares in Carnival Corporation (legally incorporated in Bermuda) rather than Carnival plc shares. All other aspects of the programs, including how they operate, as well as the timing and process for exercising shares are expected to remain substantially the same.

Q:	Will anything change in how I access/view my ESPP stock?

A:	You may still access your ESPP stock and information on the same administrative platform you use today. If you currently own Carnival plc American Depositary Shares, also known as CUK “ADSs” (NYSE: CUK), they will be exchanged for Carnival Corporation (NYSE: CCL) shares on a one-for-one share basis following the unification and legal incorporation in Bermuda effective date (expected to be in 2Q 2026). Please see additional details below about your specific ESPP.

If you already own Carnival Corporation (NYSE: CCL) shares, you will continue to hold your existing shares.

Q:	Will team members who are currently eligible still be able to participate in an ESPP following the unification?

A:	Yes, all team members currently eligible will remain eligible to participate in the respective employee stock purchase plan as they do today. After the unification and legal incorporation in Bermuda becoming effective (expected to be in 2Q2026), all purchases will be made and settled in Carnival Corporation shares.

Q:	What action do team members who participate in ESPPs need to take?

A:	If you participate in the Carnival plc 2005 Employee Stock Purchase Plan—the tax-advantaged share purchase plan that is generally open to North American Carnival plc subsidiary employees—future action is required.

•	If you participate in this program, you receive Carnival plc American Depositary Shares, also known as CUK ADSs (NYSE: CUK).

•	Following the unification, you will have six months to elect to exchange ADSs for Carnival Corporation (NYSE: CCL) shares.

•	There is no cost to you for the exchange, although standard depositary fees may apply.

•	If you do not exchange your ADSs for Carnival Corporation shares within six months, the Depositary is expected to sell your shares and hold the net cash proceeds (net of applicable depositary fees and without interest) for you.

•	Detailed instructions for exchanging ADSs for Carnival Corporation shares or selling your ADSs following the unification and legal incorporation in Bermuda becoming effective will be provided to you at a later date. For more information, visit CarnivalCorp.com/unify or the Investor Relations section of Carnivalplc.com.

•	For more information, contact the Carnival Benefits Team at [email].

•	You may also contact your own tax and financial advisors for advice.

Q:	Where may I get more information about how unification affects employee shareholders?

A:	Additional details will be included in the shareholder materials that are expected to be filed with the U.S. Securities and Exchange Commission (SEC) and made available to all Carnival Corporation and Carnival plc shareholders—including employee shareholders—in February 2026. You may also visit CarnivalCorp.com/unify or the Investor Relations section of Carnivalplc.com.

You may also contact your own tax and financial advisors for more information.

Important Information for Investors and Stockholders

In connection with the proposed unification and redomiciliation transactions, Carnival Corporation plans to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, containing a Proxy Statement/Prospectus relating to the proposed transactions (collectively, the “Proxy Statement”), and Carnival plc plans to file the Proxy Statement with the SEC. Investors and securityholders of Carnival Corporation and Carnival plc are urged to read the Registration Statement, the Proxy Statement and any other relevant documents filed with the SEC when they are available, because they contain, or will contain, important information about Carnival Corporation and Carnival plc, the proposed transactions and related matters. The final Proxy Statement will be mailed to shareholders of Carnival Corporation and Carnival plc. Investors and securityholders of Carnival Corporation and Carnival plc will be able to obtain copies of the Registration Statement and the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Carnival Corporation and Carnival plc, without charge, at the SEC’s website (http://www.sec.gov). The release, publication or distribution of this communication in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this communication is released, published or distributed should inform themselves about and observe such restrictions. Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication shall not constitute or form the basis of, and should not be relied on in connection with, any contract or investment decision in relation to the securities of Carnival Corporation or Carnival plc or any other entity.

Participants in the Solicitation

Carnival Corporation, Carnival plc and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Carnival Corporation’s and Carnival plc’s shareholders in respect of the proposed transactions under the rules of the SEC. Information regarding Carnival Corporation’s and Carnival plc’s directors and executive officers is available in Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2024 and Carnival Corporation’s and Carnival plc’s joint proxy statement, dated February 28, 2025, for its 2025 annual meeting of stockholders, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Carnival Corporation’s securities by Carnival Corporation’s directors or executive officers or Carnival plc’s securities by Carnival plc’s directors or executive officers from the amounts described in Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be included in the Registration Statement, the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Information

This communication contains statements herein regarding the proposed unification and redomiciliation transactions, future financial and operating results, benefits of the transactions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward-looking statements are based upon current beliefs, expectations and discussions related to the proposed unification and redomiciliation transactions and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental and court approvals of the transactions on the proposed terms and schedule, the failure of Carnival Corporation and Carnival plc shareholders to approve the transactions, the effects of industry, market, economic, political or regulatory conditions outside of the parties’ control and the parties’ ability to achieve the benefits from the proposed transactions. Additional factors that may affect future results are contained in Carnival Corporation’s and Carnival plc’s filings with the SEC, including Carnival Corporation’s and Carnival plc’s most recent joint Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and, except to the extent legally required, any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed.